Exhibit 10.27

VS PARENT, INC.

2006 STOCK OPTION PLAN

WHEREAS, the Board of Directors of VS Holdings, Inc. (“Holdings”) adopted the VS Holdings, Inc. 2002 Stock Option Plan (the “Predecessor Stock Option Plan”) in 2002 to provide for the issuance of options to acquire shares of common stock of Holdings to directors, officers, consultants and employees of Holdings and its subsidiaries; and

WHEREAS, (a) Article 3, clauses (iv) and (v) of the Predecessor Stock Option Plan provided that the Board of Directors of Holdings is authorized to “modify the terms of grants made under the Plan” and to “interpret the Plan and any grants made thereunder,” (b) Section 5.4 of the Predecessor Stock Option Plan provided that the Board of Directors of Holdings “may amend or modify any Option in any manner to the extent that the Board would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any Option without the consent of such Participant,” (c) Section 9.2 of the Predecessor Stock Option Plan provided that the Board of Directors of Holdings may “amend the [Predecessor Stock Option Plan] from time to time in such respects as the Board may deem advisable,” provided that no “amendment shall adversely affect the rights of any Participant without the consent of such Participant,” and (d) Section 9.3 of the Predecessor Stock Option Plan provided that “[i]n the event of a reorganization, recapitalization, stock dividend, stock split, share combination or other change in the shares of Common Stock, the Board shall make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the Exercise Prices specified therein and other amendments to the Plan as the Board, in good faith, determines to be appropriate and equitable in order to prevent the dilution or enlargement of the rights granted hereunder or under any outstanding Options”; and

WHEREAS, Holdings entered into a merger agreement with VS Mergersub, Inc. whereby VS Mergersub, Inc. was merged with and into Holdings, with Holdings surviving such merger (the “Merger”), and at the effective time of the Merger (the “Effective Time”), each outstanding shares of common stock of Holdings was converted into a right to receive one share of common stock of VS Parent, Inc., a Delaware corporation (“Parent”); and

WHEREAS, the Board of Directors of Holdings determined (a) pursuant to its authority under Article 3 of the Predecessor Stock Option Plan to “interpret the Plan and any grants made thereunder,” that the Merger constituted a “reorganization, recapitalization,… or other change in the shares of Common Stock” contemplated by Section 9.3 of the Predecessor Stock Option Plan that requires the Board of Directors to effect the transactions contemplated by this Agreement, and (b) that the transactions effected hereby did not impair or adversely affect the rights of the Participants and are necessary to “prevent the dilution or enlargement of the rights granted under any outstanding Options” as required by Section 9.3 of the Predecessor Stock Option Plan; and

WHEREAS, pursuant to that certain Stock Options Assignment and Assumption Agreement dated June 12, 2006 by and between Holdings and Parent, Holdings assigned to

Parent, and Parent received, acquired and accepted from Holdings, all of Holdings rights under the Predecessor Stock Option Plan and Parent assumed and agreed to pay or perform all of Holdings’ liabilities and obligation arising under the Predecessor Stock Option Plan and under all outstanding Options.

NOW, THEREFORE, Parent does hereby amend and restate the Predecessor Stock Option Plan as follows:

ARTICLE 1

Purpose of the Plan

This plan shall be known as the VS Parent, Inc. 2006 Stock Option Plan (the “Plan”). The purpose of the Plan shall be to promote the long-term growth and profitability of VS Parent, Inc. (the “Company”) and its Subsidiaries by providing certain directors, officers, consultants and Employees of the Company and its Subsidiaries with incentives to further the development and financial success of the Company and its Subsidiaries. By allowing certain individuals to acquire an ownership interest in the Company, the Plan is intended to motivate certain individuals to contribute to the success of the Company and its Subsidiaries. The Plan will also enable the Company and its Subsidiaries to attract and retain individuals of exceptional talent to contribute to the sustained progress, growth and profitability of the Company and its Subsidiaries.

ARTICLE 2

Definitions

For purposes of the Plan, except where the context clearly indicates otherwise, the following terms shall have the meanings set forth below:

“Affiliate” of any particular Person means (a) any other Person controlling, controlled by or under common control with such particular Person, and (b) in the case of a natural Person, includes any Family Member of such Person.

“Aggregate Exercise Price” shall have the meaning set forth in Section 6.2.

“Bear Stearns” means BSMB/Vitamin Investors, LLC, a Delaware limited liability company.

“Board of Directors” and “Board” mean the Board of Directors of the Company, or to the extent the Board has delegated one or more responsibilities under the Plan, such reference to the Board shall mean the Committee of the Board that has been delegated such responsibility.

“Cause” means (a) for any Participant that has an Employment Agreement that defines “Cause” or “with cause,” the definition of Cause or with cause as set forth in such Employment Agreement, and (b) for any other Participant, the occurrence of one or more of the following events:

(i)	misappropriation of the Company’s or any of its Subsidiaries’ assets or business opportunities;

(ii)	alcoholism or drug addiction which impairs one’s ability to perform his duties and responsibilities hereunder or is injurious to the business of the Company or any of its Subsidiaries;

(iii)	the commission of a felony or crime involving moral turpitude;

(iv)	intentionally causing the Company or any of its Subsidiaries to violate a local, state or federal law in any material respect;

(v)	gross negligence or willful misconduct in the conduct or management of the Company or any of its Subsidiaries not remedied within 10 days after receipt of written notice from the Company or any of its Subsidiaries; or

(vi)	refusal to comply with any policy, directive or decision of the Board in furtherance of a lawful business purpose or refusal to perform the duties reasonably assigned to the individual by the Board or any other Person to whom such Participant reports consistent with the functions, duties and responsibilities of his position and only if not remedied within 10 days after receipt of written notice from the Company or any of its Subsidiaries.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Company’s Common Stock, par value $.01 per share, and any capital stock of any class of the Company hereafter authorized, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

“Company” shall have the meaning set forth in the preamble.

“Company Sale” means the consummation of a transaction, whether in a single transaction or in a series of related transactions, with any Independent Third Party or group of Independent Third Parties pursuant to which such Person or Persons (a) acquire (whether by merger, consolidation, recapitalization, reorganization, redemption, Transfer or issuance of capital stock or otherwise) capital stock of the Company (or any surviving or resulting corporation) possessing the voting power to elect a majority of the board of directors of the Company (or such surviving or resulting corporation) or (b) acquire assets constituting all or substantially all of the assets of the Company and its Subsidiaries (as determined on a consolidated basis).

“Disability” means (a) for any Participant that has an Employment Agreement that defines “Disability,” the definition of Disability as set forth in such Employment Agreement, and (b) for any other Participant, the inability, by reason of bodily injury or physical or mental disease, or any combination thereof, of an individual to perform his customary or other comparable duties with the Company for ninety (90) consecutive days, or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

“Effective Date” means the effective date of the VS Holdings, Inc. 2002 Stock Option Plan, which is the predecessor to the Plan, and was November 27, 2002.

“Employee” means any full-time employee of the Company or its Subsidiaries.

“Employment Agreement” means any employment agreement of a Participant with the Company or any Subsidiary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Agreement” means the Exercise Agreement attached hereto as Annex II by and among the Company and the Participants, or in such other form as may be attached to an Option Certificate.

“Exercise Price” shall have the meaning set forth in Section 5.2.

“Expiration Date” shall have the meaning set forth in Section 7.1.

“Fair Market Value” means with respect to any security, the fair market value of such security as determined in good faith by the Board.

“Family Member” means, with respect to any individual, such individual’s spouse and descendants (whether natural or adopted) and any trust, family limited liability company, family limited partnership or other similar entity, in each case established and maintained for the benefit of such individual, such individual’s spouse, or such individual’s descendants.

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Common Stock on a fully-diluted basis (a “5% Owner”), who is not controlling, controlled by or under common control with any such 5% Owner and who is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner or such other Persons.

“Option Certificate” shall have the meaning set forth in Section 6.3.

“Option Shares” means, with respect to any Participant, (i) any shares of Common Stock issued or issuable by the Company upon exercise of any Option by such Participant, and (ii) any shares of the capital stock of the Company issued in respect of any of the securities described in clause (i) above, by way of stock dividend, stock split, merger, consolidation, reorganization or other recapitalization.

“Options” means the options granted pursuant to this Plan.

“Original Cost” means (i) for any Option, $0, and (ii) for any Option Share, the Exercise Price paid therefor under the Option.

“Participant” means any individual who is selected to participate in the Plan in accordance with Article 5 of the Plan.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Plan” means this 2006 Stock Option Plan, as amended or supplemented from time to time in accordance with its terms.

“Public Offering” means any offering by the Company of its capital stock or equity securities to the public pursuant to an effective registration statement under the Securities Act, provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination or an employee benefit plan.

“Qualified Public Offering” means the consummation of an underwritten Public Offering of shares of Common Stock which results in gross proceeds to the Company and any selling stockholders of more than $80,000,000.

“Retirement” means retirement as defined under any Company pension plan or retirement program or termination of one’s employment by retirement with the approval of the Board.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholders Agreement” means that certain Securityholders Agreement dated as of November 27, 2002, among the Company, Bear Stearns, FdG Capital Associates LLC, Blackstone Mezzanine Partners L.P., Jeffrey Horowitz and Tom Tolworthy, and the other parties named therein, as amended from time to time in accordance with the terms thereof.

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Termination” shall have the meaning set forth in Section 7.1.

“Tranche” shall have the meaning set forth in Section 4.1.

“Tranche A Options” means those Options designated by the Board as Tranche A Options.

“Tranche B Options” means those Options designated by the Board as Tranche B Options.

“Tranche C Options” means those Options designated by the Board as Tranche C Options.

“Tranche D Options” means those Options designated by the Board as Tranche D Options.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, encumbrance or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) including any derivative transaction that has the effect of changing materially the economic benefits and risks of ownership.

ARTICLE 3

Administration

The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to (i) select Participants, (ii) determine the form and substance of Options granted under the Plan to each Participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) modify the terms of grants made under the Plan, (v) interpret the Plan and grants made thereunder, (vi) make any adjustments necessary or desirable in connection with grants made under the Plan to eligible Participants located outside the United States and (vii) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate, provided that no such adoption, amendment, rescission or modification may adversely affect the rights of any Participant without such Participant’s consent. Decisions of the Board on all matters relating to the Plan shall be in the Board’s sole discretion and shall be conclusive and binding upon the Participants, the Company and all other Persons to whom Options have been Transferred in accordance with Section 6.1. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto.

The expenses of the Plan shall be borne by the Company. The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company’s general creditors. The Board may, to the extent permissible by law, delegate any of its authority hereunder to such persons as it deems appropriate.

ARTICLE 4

Limitation on Available Option Shares

4.1 Option Shares Available for the Plan. Subject to adjustments as provided in Section 9.3, Options to acquire an aggregate of 2,046,041 shares of Common Stock may be issued pursuant to the Plan. Options shall be divided into four separate tranches (each a “Tranche”) as follows:

(a) Option Shares Available under Tranche A: Options to acquire an aggregate of 1,023,020 shares of Common Stock shall be designated as Tranche A Options.

(b) Option Shares Available under Tranche B: Options to acquire an aggregate of 341,007 shares of Common Stock shall be designated as Tranche B Options.

(c) Option Shares Available under Tranche C: Options to acquire an aggregate of 341,007 shares of Common Stock shall be designated as Tranche C Options.

(d) Option Shares Available under Tranche D: Options to acquire an aggregate of 341,007 shares of Common Stock shall be designated as Tranche D Options.

The Board may issue, from time to time, Options of any Tranche on and after the Effective Date in its sole discretion.

4.2 Status of Option Shares. The shares of Common Stock for which Options may be granted under the Plan may be either authorized and unissued shares, treasury shares or a combination thereof, as the Board shall determine and shall be reserved by the Board for issuance as provided in the Plan. To the extent any Options are not awarded under the Plan, the Option Shares reserved for issuance in respect thereof shall become available for issuance for any purpose that the Board, in its discretion, determines. To the extent any outstanding Options expire or are terminated prior to exercise, the Option Shares in respect of which such Options were issued shall remain available for reissuance pursuant to the Plan or any other plan or agreement approved by the Board.

4.3 Qualified by Securityholders Agreement. The Option Shares will be subject to the terms and conditions of the Securityholders Agreement. As a condition to the exercise of any Option, to the extent a Participant has not already become a party thereto, such Participant shall be required to become a party to the Securityholders Agreement as a “Management Holder” thereunder.

ARTICLE 5

Grant of Options

5.1 Participation. Participation in the Plan shall be limited to those directors, officers, consultants and Employees of the Company and its Subsidiaries selected by the Board. Nothing in the Plan or in any grant thereunder shall confer any right on a Participant to continue in the employ as a director, employee or officer of the Company and its Subsidiaries or shall interfere in any way with the right of the Company or its Subsidiary to terminate the employment or consulting arrangement or to reduce the compensation or responsibilities of a Participant at any time. By accepting any award under the Plan, each Participant and each Person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board. Determinations made by the Board under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type to such Participant in that year or subsequent years. Options granted under the Plan shall be nonqualified stock options and are not intended to be “incentive stock options” within the meaning of Section 422A of the Code or any successor provision.

5.2 Price. The price per Option Share deliverable upon the exercise of each Option (“Exercise Price”) shall be:

(a) Tranche A: Tranche A Options shall have an Exercise Price of $10 per Option Share.

(b) Tranche B: Tranche B Options shall have an Exercise Price of $20 per Option Share; provided that with respect to any Tranche B Option granted at the same time as a Tranche A Option, the Exercise Price shall be no less than two times the Exercise Price of such Tranche A Option.

(c) Tranche C: Tranche C Options shall have an Exercise Price of $25 per Option Share; provided that with respect to any Tranche C Option granted at the same time as a Tranche A Option, the Exercise Price shall be no less than 2.5 times the Exercise Price of such Tranche A Option.

(d) Tranche D: Tranche D Options shall have an Exercise Price of $30 per Option Share; provided that with respect to any Tranche D Option granted at the same time as a Tranche A Option, the Exercise Price shall be no less than three times the Exercise Price of such Tranche A Option.

Notwithstanding the foregoing, with respect to any Options granted after the Effective Date, the Exercise Price shall be no less than the Fair Market Value of a share of Common Stock at the time of grant. Notwithstanding the provisions of Section 5.2(b), (c) and (d) above, the Board may set the Exercise Price of Tranche B Options, Tranche C Options and Tranche D Options in any Option Certificate at $20, $25 and $30 per Option Share, respectively, or any other greater amounts as the Board may determine, even if the Exercise Price of Tranche A Options issued at the same time is greater than $10 per Option Share; provided, that no Exercise Price shall be less than the Fair Market Value of a share of Common Stock at the time of grant.

5.3 Payment. Options may be exercised, in whole or in part, upon written notice to the Company (to the attention of the Company’s Secretary) accompanied by payment in full of the Exercise Price of the Option Shares to be acquired. Unless otherwise determined by the Board, payment shall be made in cash (including check, bank draft, money order or wire transfer of immediately available funds).

5.4 Amendment, Modification and Cancellation of Outstanding Options. The Board may amend or modify any Option in any manner to the extent that the Board would have had the authority under the Plan initially to grant such Option; provided that no such amendment or modification shall impair the rights of any Participant under any Option without the consent of such Participant. With the Participant’s consent, the Board may cancel any Option and issue a new Option to such Participant.

ARTICLE 6

Exercise of Options

6.1 Nontransferability. Options may not be Transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant, may be exercised only by such Participant (or his legal guardian or legal representative). Any Transfer or attempted Transfer of an Option contrary to this Section 6.1 shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Option as the owner of such Option for any purpose. In the event of the death of a Participant, exercise of Options granted hereunder shall be made only

(a) by the executor or administrator of the estate of the deceased Participant or the Person or Persons to whom the deceased Participant’s rights under the Option shall pass by will or the laws of descent and distribution and

(b) to the extent that the deceased Participant was entitled thereto at the date of his death, unless otherwise provided by the Board in such Participant’s Option Certificate;

provided that, prior to the Transfer of any Option Shares or Options to any Person, the Participant shall cause the prospective transferee to be bound by this Plan to the same extent as such Participant and to execute and deliver to the Company a joinder agreement to the Plan in the form of Annex III hereof.

6.2 Procedure for Exercise. Any Participant may exercise all or any portion of any of such Participant’s Options, to the extent such Options are vested pursuant to Article 8 and are outstanding, at any time and from time to time prior to expiration, by completing, signing and delivering to the Company (to the attention of the Company’s Secretary) the Exercise Agreement, accompanied by the related Option Certificate(s) and payment in full of an amount equal to the product of (i) the Exercise Price of such Option multiplied by (ii) the number of Option Shares to be acquired (the “Aggregate Exercise Price”). Payment of the Exercise Price shall be made in cash (including check, bank draft, money order or wire transfer of immediately available funds). Notwithstanding anything in this Section 6.2 to the contrary, in the event that any Option Certificate representing Options granted to a Participant is lost, stolen or destroyed, the Participant may, in lieu of delivering such Option Certificate at the time of exercise, deliver an affidavit as to its loss, theft or destruction reasonably acceptable to the Company and any indemnity that the Company may reasonably request. A Participant’s right to exercise the Option shall be subject to the satisfaction of all conditions set forth in the Exercise Agreement, if any. If a Participant exercises any Options for less than all of the Option Shares covered by the relevant Option Certificate, the Company shall issue a new Option Certificate to such Participant in respect of the portion of such Option remaining unexercised.

6.3 Option Agreement. Each Option granted hereunder to a Participant shall be evidenced by a certificate in the form attached hereto as Annex I or in such other form as the Board may from time to time adopt (the “Option Certificate”) which shall be signed by such officer of the Company as the Board shall designate and by such Participant, and which may be modified for any particular Participant at the direction of the Board. For purposes of the Plan, no Option shall be deemed to be outstanding until it has been granted to a Participant by the Board and an Option Certificate has been executed and delivered by the Company and an Option shall cease to be outstanding when it is repurchased by the Company, terminates or is exercised pursuant to the Plan.

6.4 Listing, Registration and Compliance with Laws and Regulations. Options shall be subject to the requirement that if at any time the Board shall make a good faith determination that the listing, registration or qualification of Option Shares upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of the Options or the issuance or purchase of Option Shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Board. The Company shall in good faith, and to the extent consistent with its reasonable business judgment, exercise all reasonable efforts to obtain any such listing, registration, qualification or approval. The holders of such Options shall supply the Company with such certificates, representations and information as the Company shall reasonably request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other Persons subject to Section 16(b) of the Exchange Act, the Board may at any time impose any limitations upon the exercise of an Option that, in the Board’s discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder.

6.5 Withholding Taxes. The Company shall be entitled, if necessary or desirable, to withhold from any Participant from any amounts due and payable by the Company to such Participant (or secure payment from such Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under the Plan, and the Company may defer such issuance unless indemnified to its satisfaction.

ARTICLE 7

Termination of Options

7.1 Expiration Date. In no event shall any part of any Option be exercisable after 5:00 p.m. Eastern Standard Time after the tenth anniversary of the date of issuance (the “Expiration Date”). Any unvested Option shall expire and shall be forfeited immediately upon the date that the holder thereof ceases to be a director, officer, consultant or Employee of the Company and its Subsidiaries (whether such termination is due to death, Disability, Retirement, termination for Cause or otherwise) (a “Termination”).

7.2 Death, Disability, Retirement or Other Reason. Except as otherwise provided in an Option Certificate or Employment Agreement, if a Participant ceases to be a director, officer, consultant or Employee of the Company and any Subsidiary due to (a) death or Disability, then such Participant’s Options that were exercisable prior to the date of such death or Disability shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such death or Disability, but in no event after the Expiration Date of the Options, or (b) Retirement or termination for any reason other then Cause, then such Participant’s Options that were exercisable prior to the date of such Retirement or termination for any reason other than Cause shall remain exercisable for, and shall otherwise terminate at the end of, a period of 30 days after the date of such Retirement or discharge but in no event after the Expiration Date of the Options.

7.3 Discharge for Cause. If a Participant ceases to be a director, officer, consultant or Employee of the Company or any Subsidiary due to termination for Cause, then all of such Participant’s vested and unvested Options shall expire and be forfeited immediately upon such cessation, whether or not then exercisable.

ARTICLE 8

Vesting

8.1 Normal Vesting. Subject to acceleration of vesting as set forth in Section 8.2 and 8.3, Options awarded to any Participant shall become vested in four equal increments on each of the first, second, third and fourth anniversaries of the date on which such Options were awarded to such Participant (i.e. 25% of the Options awarded to such Participant shall vest on each such anniversary); provided that such Participant is still a director, officer, consultant or Employee of the Company or any of its Subsidiaries on such date of vesting. All Options held by a Participant will cease to vest on the date of Termination for such Participant. Notwithstanding the foregoing, the Board may provide for a different vesting schedule for a Participant and set forth such vesting schedule with respect to such Participant in such Participant’s Option Certificate.

8.2 Intentionally Deleted.

8.3 Acceleration of Vesting on Company Sale. So long as a Participant has continuously been a director, officer, consultant or Employee of the Company or any of its Subsidiaries from the date of Option grant until the date of the consummation of a Company Sale, then 100% of those Options held by such Participant that have not become vested at the date of such Company Sale shall immediately vest and become exercisable simultaneously with the consummation of the Company Sale. The Company shall provide each Participant with notice of the terms of a Company Sale at least 30 days before the closing of such Company Sale, and a Participant may exercise such Options until the closing of a Company Sale (such exercise may be conditioned on the consummation of a Company Sale), unless extended by the Board. In any event, any portion of Options that have not been exercised prior to or in connection with a Company Sale shall expire and be forfeited, unless otherwise determined by the Board.

8.4 Vesting with respect to Tranches. Except as otherwise provided in an Option Certificate, (a) the vesting of Options shall be applied pro rata among the different Tranches of the Option issued pursuant to an Option Certificate, based on the number of unvested Options in each Tranche (e.g., under the normal vesting set forth in Section 8.1 of the Plan, 25% of each Tranche of Options awarded to any Participant shall become vested on each of the first, second, third and fourth anniversaries of the date on which such Options were awarded to such Participant) and (b) whenever the vesting of Options issued pursuant to an Option Certificate is partially accelerated pursuant to the Plan or such Option Certificate, acceleration shall be applied pro rata among the unvested Options based on the dates such Options would otherwise have vested and shall also be applied pro rata among the different Tranches of the Options issued pursuant to such Option Certificate, based on the number of unvested Options in each Tranche, and the remaining unvested Options in each Tranche shall thereafter continue to vest pursuant to the original vesting terms of such Options.

ARTICLE 9

Miscellaneous

9.1 Rights of Participants. Nothing in the Plan shall interfere with or limit in any way any right of the Company or any of its Subsidiaries to terminate any Participant’s employment at any time (with or without cause), nor confer upon any Participant any right to continued employment by the Company or any of its Subsidiaries for any period of time or to continue such Participant’s present (or any other) rate of compensation. No Employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

9.2 Amendment and Termination of the Plan. The Board may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board may deem advisable; provided that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed; and provided further that no suspension, termination or amendment shall adversely affect the rights of any Participant without the consent of such Participant.

9.3 Adjustments. In the event of a reorganization, recapitalization, stock dividend, stock split, share combination or other change in the shares of Common Stock, the Board shall make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the Exercise Prices specified therein and other amendments to the Plan as the Board, in good faith, determines to be appropriate and equitable in order to prevent the dilution or enlargement of the rights granted hereunder or under any outstanding Options.

9.4 Severability. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

9.5 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board, the Board shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Board member shall be entitled to the indemnification rights set forth in this Section 9.5 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Board member shall give the Company written notice thereof and an opportunity, at its own expense, to handle and defend the same before such Board member undertakes to handle and defend it on his own behalf.

9.6 Governing Law. The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

9.7 Conflict. In the event of any conflict or inconsistency between the terms set forth in this Plan and the terms of any employment agreement with a Participant, the terms of such employment agreement shall govern the interpretation of this Plan as it relates to such Participant and such Participant’s Option Certificates.

[END OF TEXT OF DOCUMENT]

Annex I

THIS OPTION AND THE OPTION SHARES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS OPTION IS ISSUED PURSUANT TO THE VS PARENT, INC. STOCK OPTION PLAN ASSUMED BY THE BOARD OF DIRECTORS OF THE COMPANY EFFECTIVE JUNE 12, 2006, AS AMENDED FROM TIME TO TIME (THE “PLAN”), AND THIS OPTION IS SUBJECT TO THE TERMS SET FORTH IN THE PLAN.

OPTION TO PURCHASE _____ SHARES OF

COMMON STOCK OF

VS PARENT, INC.

OPTION NO. ______

Date:__________

VOID AFTER:_______________

This option (this “Option”) is issued pursuant to the Company’s Stock Option Plan assumed by the Company June 12, 2006, as amended from time to time (the “Plan”), and, other than as specifically set forth herein is subject in its entirety to the terms and conditions of the Plan (including, but not limited to, the vesting provisions), all of which are hereby incorporated in the terms of this Option. Capitalized terms which are used but not defined herein shall have the respective meanings ascribed to them in the Plan.

This certifies that _____________ (“Participant”) is entitled, upon the due exercise hereof, to purchase (i) Tranche A Options: up to ________ shares of Common Stock, $0.01 par value (the “Option Shares”), of VS Parent, Inc. (the “Company”) at a price of $____ per Option Share, (ii) Tranche B Options: up to _____ Option Shares at a price of $_____ per Option Share, (iii) Tranche C Options: up to ______ Option Shares at a price of $_____ per Option Share, and (iv) Tranche D Options: up to _____ Option Shares at a price of $______ per Option Share. Each of the Tranche A Options, Tranche B Options, Tranche C Options and Tranche D Options are exercisable only to the extent that such Options have vested in accordance with the Plan or this Option.

To the extent otherwise permitted by the Plan, the Participant may exercise all or any portion of the Option (or any Tranche thereof) by executing and delivering to the Company an Exercise Agreement, together with full payment of the Aggregate Exercise Price for all

Option Shares being so purchased, such payment to be made by check, bank draft or money order made payable to “VS Parent, Inc.” or by wire transfer of immediately available funds. Except as otherwise expressly provided by the Plan, this Option shall be deemed to have been exercised and the Option Shares issuable upon such exercise shall be deemed to have been issued as of the close of business on the date upon which all of the foregoing items are received by the Company.

In the event of reorganization, recapitalization, stock dividend, stock split, share combination or other change in the Common Stock of the Company, the number and, if applicable, the type of Option Shares issuable upon exercise of this Option and the Exercise Price therefore shall be adjusted as provided in the Plan.

THIS OPTION MAY NOT BE TRANSFERRED BY THE PARTICIPANT EXCEPT IF AND AS OTHERWISE PERMITTED BY THE PLAN.

Prior to the exercise of this Option as permitted by the Plan, the Participant shall not, with respect to the Option Shares issuable upon the due exercise hereof, be entitled to any of the rights of a stockholder of the Company including, without limitation, the right as a stockholder to (i) vote on or consent to any proposed action of the Company, (ii) receive dividends or other distributions made to stockholders, (iii) receive notice of or attend any meetings of stockholders of the Company, or (iv) receive notice of any other proceedings of the Company.

[END OF PAGE]

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed this Option as of the date first above written.

VS PARENT, INC.

By:
Name:
Title:

The undersigned hereby acknowledges having read this Option and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Date:
Name:

CONSENT OF SPOUSE

The undersigned spouse of the Participant hereby acknowledges that I have read the foregoing Option and the Plan (collectively, the “Option Documents”) and that I understand their contents. I am aware that the Option Documents imposes restrictions on the Transfer of such Option Shares and the Option and provides for the repurchase of my spouse’s shares of Common Stock under certain circumstances. I agree that my spouse’s interest in the Option and the Option Shares is subject to the Option Documents and any interest I may have in such Option and the Option Shares shall be irrevocably bound by the Option Documents and further that the my community property interest, if any, shall be similarly bound by the Option Documents.

I am aware that the legal, financial and other matters contained in the Option Documents are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing the Option Documents that I will waive such right.

[Spouse]

Witness

Annex II

PARTICIPANT EXERCISE AGREEMENT

This Participant Exercise Agreement (this “Agreement”), is made _________ __, 20__ by _____________________________ (“Participant”) and VS Parent, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Company’s Stock Option Plan, assumed by the Company June 12, 2006 (as amended, the “Plan”).

The parties hereto agree as follows:

ARTICLE I

OPTION EXERCISE

1.1 Purchase and Sale of Option Shares.

(a) Upon delivery to the Company of this Agreement, the Option to which it relates and the Aggregate Exercise Price with respect thereto, the Company will sell and issue to Participant the Option Shares that Participant elects to purchase hereunder. The Aggregate Exercise Price for the Option Shares purchased hereunder shall be paid by check, bank draft or money order made payable to “VS Parent, Inc.” or by wire transfer of immediately available funds.

PARTICIPANT IS ADVISED THAT IT MAY BE IN PARTICIPANT’S OWN BEST INTEREST TO MAKE AN EFFECTIVE ELECTION WITH THE INTERNAL REVENUE SERVICE UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS PROMULGATED THEREUNDER, AND THAT PARTICIPANT SHOULD CONSULT WITH PARTICIPANT’S TAX ADVISOR ABOUT THE DESIRABILITY OF AND PROCEDURE FOR MAKING SUCH AN ELECTION BEFORE EXERCISING THE OPTION TO WHICH THIS NOTICE RELATES.

(b) In connection with the purchase and sale of the Option Shares hereunder, Participant represents and warrants to the Company that:

(i) The Option Shares to be acquired by Participant pursuant to Participant’s exercise of the Option will be acquired for Participant’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Option Shares will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(ii) The Participant’s knowledge and experience in financial and business matters are such that Participant is capable of evaluating the merits and risks of the investment in the Option Shares;

(iii) Participant is able to bear the economic risk of his or her investment in the Option Shares for an indefinite period of time because the Option Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

(iv) Participant has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Option Shares and has had full access to such other information concerning the Company as he or she has requested; and

(v) Participant is a resident and domiciliary of the state or other jurisdiction hereinafter set forth opposite such Participant’s signature and Participant has no present intention of becoming a resident of any other state or jurisdiction. If Participant is a resident and domiciliary of a state that requires the Company to ascertain certain other information regarding the Participant, the Company may attach a page to this Agreement containing additional representations to be made by Participant in connection with such Participant’s investment in Option Shares, and by signing this Agreement, Participant shall be deemed to have made such additional representations to the Company.

(c) Participant further acknowledges and agrees that:

(i) neither the issuance of the Option Shares to Participant nor any provision contained herein shall entitle Participant to remain in the employment of the Company and its Subsidiaries or affect any right of the Company to terminate Participant’s employment at any time for any reason;

(ii) the Company shall have no duty or obligation to disclose to Participant and Participant shall have no right to be advised of, any material information regarding the Company and its Subsidiaries in connection with the repurchase of Option Shares upon the termination of Participant’s employment with the Company and its Subsidiaries or as otherwise provided hereunder; and

(iii) the Company shall be entitled to withhold from Participant from any amounts due and payable by the Company to Participant (or secure payment from Participant in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to such Option Shares and the Company may defer issuance until indemnified to its satisfaction.

(d) The Company and Participant acknowledge and agree that the Option Shares issued in connection herewith are issued as a part of the compensation and incentive arrangements between the Company and Participant.

1.2 Restriction on Option Shares. Participant acknowledges that the Option Shares being purchased hereunder are being issued pursuant to the Plan, the terms and conditions of which are incorporated herein as if set forth fully herein, and that such Option Shares are subject to certain restrictions on transfer, rights of repurchase and other provisions set forth in the

Plan and the Option Certificate. Participant acknowledges that the certificates evidencing such Option Shares shall be imprinted with a legend providing notice of such restrictions. Each certificate or instrument evidencing Option Shares and each certificate or instrument issued in exchange for or upon the Transfer of any such Option Shares shall be stamped or otherwise imprinted with a legend (as appropriately completed under the circumstances) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE CONSTITUTE “OPTION SHARES” UNDER A CERTAIN PARTICIPANT EXERCISE AGREEMENT DATED AS OF _____________ __, 20__ BETWEEN THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND THE PERSON NAMED THEREIN AND, AS SUCH, ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CERTAIN CALL RIGHTS SET FORTH IN THE PARTICIPANT EXERCISE AGREEMENT. A COPY OF SUCH PARTICIPANT EXERCISE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Any Transfer or attempted Transfer of any Option Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Option Shares as the owner of such Option Shares for any purpose.

1.3 Securityholders Agreement. By executing this Agreement, Participant agrees to become a party to, and to be bound by, the Securityholders Agreement. Participant shall execute a joinder to the Securityholders Agreement in form and substance reasonably satisfactory to the Company.

ARTICLE II

PURCHASE OF EMPLOYEE SECURITIES UPON

TERMINATION OF EMPLOYEE STOCKHOLDER

2.1. Purchase Option. In the event a Participant ceases to be an employee, consultant or director of the Company or its Subsidiaries, the Option Shares held by such Participant and his or her transferees will be subject to purchase by the Company and Bear Stearns (or its designees) pursuant to the terms and conditions set forth in this Article II (the “Purchase Option”).

2.2. Purchase Price. The purchase price for each Option Share subject to the Purchase Option (with shares having the lowest cost subject to repurchase prior to share with a higher cost) shall be as follows:

(a) If the Termination of such Participant is for Cause, then the purchase price for the Option Shares subject to the Purchase Option shall be the lesser of (i) the Aggregate Exercise Price of such Option Shares, less the amount of any cash distributed by the Company with respect to such share between the date of Termination and the closing of such repurchase or

(ii) the Fair Market Value of such Option Shares as of the Call Date, less the amount of any cash distributed by the Company with respect to such share between the date of Termination and the closing of such repurchase; and

(b) If the Termination of such Participant is for any reason other than for Cause, the purchase price for all Option Shares subject to the Purchase Option is the Fair Market Value thereof as of the Call Date.

2.3. Call Notice.

(a) The Board may elect to cause the Company to purchase all or any portion of the Option Shares by delivering written notice (the “Call Notice”) to the Participant or transferees of the Participant within 60 days after the Call Date. If the Company does not elect to (or elects not to or cannot) purchase all of the Option Shares pursuant to the Call Notice, Bear Stearns (or its designee) shall be entitled to purchase all or any portion of the Option Shares that the Company does not elect to (or elects not to or cannot) purchase (the “Available Shares”). As soon as practicable after the Company has determined that there will be Available Shares, the Company shall give written notice (the “Option Notice”) to Bear Stearns (or its designee) setting forth the number of any Available Shares and the purchase price for such Available Shares. Bear Stearns (or its designee) may elect to purchase all or a portion of the Available Shares by giving written notice to the Company and the Participant (or transferees of the Participant) within 20 days after the Option Notice has been delivered to Bear Stearns (or its designees) by the Company; after which time the Purchase Option shall terminate.

(c) The number of Option Shares to be repurchased by the Company and Bear Stearns (or its designees) shall first be satisfied to the extent possible from the Option Shares and held by the Participant at the time of delivery of the Call Notice. If the number of Option Shares then held by the Participant is less than the total number of Option Shares the Company and Bear Stearns (or its designees) has elected to purchase, then the Company and Bear Stearns (or its designees) shall purchase the remaining shares elected to be purchased from the transferees of the Participant, pro rata according to the number of shares held by each such transferee at the time of delivery of such Call Notice (determined as close as practical to the nearest whole shares).

(d) The closing of the Purchase Option shall take place on the date designated by the Company in the Call Notice, which date shall not be later than the 20th day after the later of (i) the expiration of the 60-day period referred to in Section 2.3(b) if the Company exercises its right for all Option Shares subject to the Purchase Option and (ii) the expiration of the 20-day period provided in the Option Notice if there are Available Shares. The Company shall pay for the Option Shares to be purchased pursuant to the Purchase Option by (i) delivery of a certified or cashier’s check or wire transfer of funds, (ii) a note or notes for an aggregate principal amount equal to the repurchase price, payable on the fifth anniversary of the closing of such purchase and bearing interest at a rate per annum equal to the then prevailing “prime rate” and payable annually in cash (subject to the following three sentences), or (iii) any combination of (i) and (ii) above. Any notes issued by the Company pursuant to this Section 2.3(d) will be subject to any restrictive covenants to which the Company is subject at the time of such purchase. Bear Stearns shall pay for any Available Shares to be purchased pursuant to the Purchase Option by delivery of a certified or cashier’s check or wire transfer of funds. Notwithstanding anything to the contrary contained herein, all repurchases of Option Shares by the Company will be subject to applicable restrictions contained in the General Corporation Law of the State of Delaware and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Option Shares hereunder which the Company is otherwise entitled to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions, and the Company will use all commercially reasonable efforts to obtain a waiver of any such restriction or to otherwise enable the Company to make such repurchase. The purchasers of Option Shares hereunder shall be entitled to receive customary representations and warranties from the sellers as to title, authority and capacity to sell and to require all sellers’ signatures to be guaranteed. At the closing, the holders of Option Shares being purchased shall deliver the certificate or certificates representing such shares to the Company or its nominees, accompanied by duly executed stock powers.

2.4 Termination. The Company’s and Bear Stearns’ (and its designees’) rights under this Article II shall terminate automatically and be of no further force and effect upon the consummation of a Qualified Public Offering.

ARTICLE III

AMENDMENT AND TERMINATION

Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Participant unless such modification, amendment or waiver is approved in writing by the Company and the Participant. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

ARTICLE IV

MISCELLANEOUS

4.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

“Affiliate” of any particular Person means, with respect to Bear Stearns, Bear Stearns Merchant Banking Partners II, L.P., Bear Stearns Merchant Banking Investors II, L.P., any investment fund formed by Bear Stearns or its Affiliates that generally invests in parallel with Bear Stearns Merchant Banking Partners II., L.P., The BSC Employee Fund III, L.P., and The BSC Employee IV, L.P.

“Agreement” has the meaning set forth in the preface.

“Aggregate Exercise Price” means the product of (i) the Exercise Price of such Option (as defined in the Plan) multiplied by (ii) the number of Option Shares to be acquired.

“Available Shares” has the meaning set forth in Section 2.3.

“Bear Stearns” means The Bear Stearns Companies Inc., a Delaware corporation.

“Board of Directors” and “Board” mean the Board of Directors of the Company, or to the extent the Board has delegated one or more responsibilities under the Plan, such reference to the Board shall mean the Committee of the Board that has been delegated such responsibility.

“Call Date” means, (a) in the case of Termination due to death or Disability or by the Company for Cause, the Termination Date, and (b) in the case of a Termination for any other reason, (i) with respect to Option Shares that are Mature Securities on the Termination Date of the Participant holding such Mature Securities, such Termination Date, and (ii) with respect to Option Shares that are not Mature Securities on the Termination Date of the Participant holding such Option Shares, the date on which such Option Shares become Mature Securities.

“Call Notice” has the meaning set forth in Section 2.3.

“Company” has the meaning set forth in the preface.

“Fair Market Value” means with respect to any security, the fair market value of such security as determined in good faith by the Board.

“Mature Securities” means, as of any date of determination, Option Shares held by a Participant that both (a) have been held by such Participant for six months, and (b) were paid for by such Participant at least six month prior to such date of determination.

“Option Certificate” means, with respect to any Participant, the certificate pursuant to which an Option was granted to the Participant.

“Option Notice” has the meaning set forth in Section 2.3.

“Option Shares” means, with respect to any Participant, (i) any shares of Common Stock issued by the Company upon exercise of any Option by such Participant, and (ii) any shares of the capital stock of the Company issued in respect of any of the securities described in clause (i) above, by way of stock dividend, stock split, merger, consolidation, reorganization or other recapitalization.

“Original Cost” means with respect to any Securities, the price initially paid to acquire (whether pursuant to the exercise of a stock option or otherwise) such Securities, as adjusted for stock splits, stock dividends, recapitalizations, reverse stock splits or other subdivisions or combinations occurring after the date such Securities are originally acquired.

“Participant” has the meaning set forth in the preamble.

“Repurchase Notice” has the meaning set forth in Section 2.1.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholders Agreement” means that certain Amended and Restated Securityholders Agreement dated as of June 12, 2006, among the Company, Bear Stearns, FdG Capital

Associates LLC, Blackstone Mezzanine Partners L.P., Jeffrey Horowitz and Tom Tolworthy, and the other parties named therein, as amended from time to time in accordance with the terms thereof.

“Termination Date” means, with respect to any Participant, the date of such Participant’s Termination.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, encumbrance or other disposition (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) including any derivative transaction that has the effect of changing materially the economic benefits and risks of ownership.

4.2. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

4.3. Entire Agreement. Except as otherwise expressly set forth herein, this document, together with the Plan and the Option Certificate, embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

4.4. Successors and Assigns; Bear Stearns Holders as Third Party Beneficiaries. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and the Participant and any subsequent holders of Option Shares and the respective successors and permitted assigns of each of them, so long as they hold Option Shares. The Participant and the Company hereby acknowledge and agree that the provisions contained in Article II hereof shall inure to the benefit of and be enforceable by Bear Stearns and its Affiliates, as a third party beneficiary under this Agreement.

4.5. Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4.6. Remedies. The Company shall be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

4.7. Governing Law. THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE SHALL GOVERN ALL QUESTIONS ARISING UNDER THIS AGREEMENT CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND THE PARTICIPANT. ALL OTHER QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

4.8. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

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[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Company has executed this Agreement on the day and year first above written.

No. of Shares of Common Stock (and applicable Tranche):	___________________
Aggregate Exercise Price Therefore:	___________________

Signature of Participant	Date

Print Participant’s Name	Participant’s Social Security No.

Participant’s Residence Address:	Mailing Address, if different from Residence Address:

Street	Street

City State Zip Code	City State Zip Code

Acknowledged Receipt of Notice as of _________________________.

VS PARENT, INC.

By:
Name: Title:

Annex III

FORM OF JOINDER TO THE PLAN

This Joinder (this “Joinder”) is made as of the date written below by the undersigned (the “Joining Party”) in favor of and for the benefit of VS Parent, Inc. pursuant to the 2006 Stock Option Plan of VS Parent, Inc. (the “Plan”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Plan.

The Joining Party hereby acknowledges, agrees and confirms that, by his, her or its execution of this Joinder, the Joining Party will be deemed to be a party to the Plan and shall have all of the rights and obligations under such agreement as a Participant as if he, she or it had executed the Plan. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Plan.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of the date written below.

Date: _____________

Name: